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                              SERVICES AGREEMENT


         This Services Agreement by and between National Auto Finance Corporation ("NAFCORP") and National Financial Corporation ("NFC") is dated and effective as of the 29th day of December, 1994.

         WHEREAS, NAFCORP is the general partner of National Auto
Finance Company L.P., a Delaware limited partnership ("NAFCO LP" or the "Partnership");

         WHEREAS, NAFCORP is entering into an agreement styled a "Management Agreement" of even date herewith pursuant to which NAFCORP is to provide services to and on behalf of NAFCO; and

         WHEREAS, NAFCORP wishes to employ the services of NFC to assist NAFCORP in meeting its obligations under the Management
Agreement, and NFC wishes to provide such services to NAFCORP.

         NOW, THEREFORE, in accordance with these premises and the mutual promises contained herein, NAFCORP and NFC agree as follows:

1. Services. NAFCORP shall purchase from NFC, and NFC shall furnish to NAFCORP such tax, legal, accounting, personnel, financial, management and other services that may be necessary or useful to NAFCORP in the performance of its obligations under the Management Agreement. Such
Services shall be furnished from time to time as and when requested by any officer of NAFCORP.

2. Prices of Services. The categories of Services which may be furnished by NFC and the initial prices of the Services are set forth on Schedule A hereto. The prices of Services may be varied from time to time by NFC to remain consistent with salaries of the respective service providers in the employment of NFC and the applicable NFC burden rates. Variations in prices shall be provided by notice to NAFCORP and shall be effected not more frequently than once per calendar quarter. Materials and third party services incidental to the provision of Services shall be furnished at cost.

3. Term. This Services Agreement shall expire on the earlier of December 31, 2015 or the date on which the complete liquidation of NAFCORP and the cancellation of its Certificate of Limited Partnership has been effected. However, either party may


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terminate this Service Agreement prior to the Expiration Date upon sixty (60) days prior written notice to the other.

4. Notices. All notices provided hereunder shall be in writing and shall be effective upon receipt.


         Notices provided to NFC shall be addressed as follows:

                   National Financial Corporation
                   621 N.W. 53rd Street, Suite 320
                     Boca Raton, Florida  33487
                  Attn: Gary L. Shapiro, President
                         (407) 241-7797 Fax
                     with a copy to Craig Schnee

         Notices provided to National Auto Finance Corporation shall be addressed as follows:

                  National Auto Finance Corporation
                   621 N.W. 53rd Street, Suite 320
                     Boca Raton, Florida  33487
             Attn: Roy Tipton, Executive Vice President
                    with a copy to Stacy McMillen

         Either party may change the address to which notices or other communications are to be sent to it by giving notice of such change in the manner provided herein.

5. Assignment. This Services Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, this Services Agreement shall bind and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

6.       Entire Agreement. This Services Agreement, together with
Schedule A hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

7. Counterparts. This Services Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.



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8.       Section Headings.  All section headings are inserted for
convenience only and shall not control or affect the meaning or construction of any provision of this Services Agreement.

9. Applicable Law. This Services Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its choice of law provisions.


         IN WITNESS WHEREOF, each part hereto has caused this Services Agreement to be duly executed as of the date first above written.


                                            NATIONAL FINANCIAL CORPORATION


                                            -----------------------------------
                                            By:      Gary L. Shapiro
                                                     Chief Executive Officer


                                            NATIONAL AUTO FINANCE CORPORATION



                                            -----------------------------------
                                            By:      Roy Tipton
                                                     Executive Vice President


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